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                                                                   EXHIBIT 23a

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 28, 2000 included in Mid-State Bancshares' 1999 Form 10-K for the three years ended December 31, 1999, into the previously filed S-8 registration statement File No. 333-29161.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Orange County, California
June 2, 2000